 DEPARIMEt.'.T Ol'TRA... RTAnoN FEDERAL AVIATION ADMIN1S1'RATION Ocrobc:i1,1.977 1YPE CERTifiCATE DATA SHEfiT NP.A6SQ 1'1e dala sheet whicb is a part ofmtificare No.A6SO prescribes conditions and limilll!ioDs tmder which ihfeur Wlliclltbc type cenifkarewas.issned.meets tbe Jtiness of the Federal Avimoa MBcl AircraftCctp0011ign Portage.Wlscunsin l=._Modd JM.--42.4 PCLMfNormal Category).approved Mirt 12.!27.0. Mgdgl.BA-42:, 6 PaMQilarmW CR!pzy:).f!HlmvedOc!pber3.1977 FQ!all operations.2800rpm(210 bp) 2 McemUey,Hub l\.bicll D2AF3409, Blade: Model 76C-2 Pitch: High 7f)O,Low Ll.?,.mr:asared.&the30iD.cb.stlitian. Ilia:mtm; 74inChes{nofurthern:duttio:'lp:rmit=i}. 'RPMResaiaiODS 18D9-2f!SO'I'ti:l:b 18Ml',III!dt:l:aw. vllt) {tkvcra Vno {Maximum Stroctm:a1Cruise) Vs. {Ma:i:imimlDesiguMBMJvering) vm Vlo(Landing&r VIe.(LandingGear EX.tcndr.d) v..,.. o.Im.;......... t:!.......U (+130..51)!0(-t-138.85)at3500 Jbs. andless {+lli.Ol}to (.4,-l'l&.&S)atillO lbs. Sttai.gbt!me"1lriation between points given 2S2MPB (219Kts.) 200MPf{ (173Kts.) l77MPH (153 Kis.) 14S..MPH {U6Kts.) 14GMPH- (122Kts.} 155 MPH (134Kts..l o::UDU l ;:.-,1r1 Empty weight C.G.n!IIge Maml!ntcl!mgl;!dunUJ retractinglandinggeac -12915 inch-pounds. Maximmn Aftpeanisst"hle emptyweighle.g. is 13457 inches.. Ba!JBDI!ft be(seeDwg.l'tv.4l-lG31) Da:tl!m line is137.0 inclle.s fOnwrdof ccnierlinc ofmain&ame (wingspar_caDY through). Levd linecn!eftsieoftai!:fuf Declcof main fiamlr at F.S. l37.0 for l8a:al h:veliD ,_,.,. I t I? ,.-. 4 (2 at +118.6, 2 at+1SSJ))(41'CL.\Jf Oai:y) 6{2at+119.0,2at +156-0,2 at+191.0)(6 PCLM) notm" lOOgal.tOOl!(Z wing1lmks.50 gals.each)at+143.9. 37 gal. usableeachtank. SeeNote 1mrsy!rtl:mmet (4PCLMcmty) 49 g!!l.!.lSl!bJe mcit nmk.'t.fote t fin'1ilel. (6PCLMonly) 20(lOqt:;.. eadlengine)(7qts. U53b.le)at-+92.0. See1 tOr system oi!. OOZemNl OIEfu4PCLMmi&mal No.OOJ) FAR.:Z.i effectivei Febr.my i%5,includ:ing.Anumdnwmb: J tDrough 15. FAR.23 effecti.yeF! elm.lafy !965,inob:ding Amend:merus I t!!mtlgh4. None. Priurto original certifiamanof eachaira:aft.a:n FAA epus:ntativemust perlonn adetailedfur wrdmanship,.matc:riais,audconfounity withdie appi'iii'ild tochnfcm dHii.and adiilckuftheffigbt cbmi::t tistics. Thr.basic required.equipment:as p!Wctibcd-in tbeaHworthiness u;gu.1atHms (SDO Certiiiraiioo Basi!)mHStbe imtalledintheaitwaft filr oortifit.ation, luhliticmlY retplireditems ofll :in.FAA appl'OWd BAC.Report 42-7or theAf!pi;meFlig.$:Mmma!. Bmm.AiitDft Cmpo.:sativ-.1ABpJa.ne High!Manual approved 12 May 197{}.isn:qtJin:d. (4.PCLM );.Macl AircmftCmpomtian Ai1'pl;mt Flight Manual approVEd Octnber' 3,l917.Juequir:ed (6 PCLM). ..Nore 1: Cm:rc:!l.t. = repmmclurung:!istnfeqaipmmtmch:dedm=tifhe M:mptywe:ight.&nd loadingwben JWreS&8l'Y,-mnstbe !J10Yidedfariaeh llircmftatihetimeoforiginal on. The ce.ttificated.empty weightand1he ding tenfel"of;I)mu.st2g6m..ofunt1Sahle fuel.at (+130..9)and4.0lb.vi" sysmmw81.(492.0)(4l'CLMmdy}.2)mm;t!m:lude2 gm. ufflJlfl.S8btefiEI at(-1-II .O)and4.0Ibs.ofs;ystemoilat (+920)6PCLM}. Notel: Note4: N 5: ....END,_.